FOR IMMEDIATE RELEASE	NEWS
August 2, 2016	NYSE MKT: GORO

GOLD RESOURCE CORPORATION REPORTS SECOND QUARTER NET INCOME OF $5.6 MILLION, OR $0.10 PER SHARE; MAINTAINS 2016 PRODUCTION OUTLOOK

COLORADO SPRINGS – August 2, 2016 – Gold Resource Corporation (NYSE MKT: GORO) (the “Company”) reported production results for the second quarter ended June 30, 2016 of 10,011 ounces of gold and 572,499 ounces of silver, which along with base metal revenue generated $26.2 million in net revenue for the quarter.  Gold Resource Corporation is a gold and silver producer with operations in Oaxaca, Mexico and exploration in Nevada, USA.  The Company has returned $108 million to shareholders in monthly dividends since commercial production commenced July 1, 2010, and offers shareholders the option to convert their cash dividends and take delivery in physical gold and silver.

2016 Q2 HIGHLIGHTS

•	10,011 gold ounces produced
•	572,499 silver ounces produced
•	$26.2 million net sales
•	$317 total cash cost per gold equivalent ounce (after by-product credits)
•	$15.5 million adjusted cash flow from mine site operations
•	$9.8 million by-product credits, or $631 per ounce sold
•	$0.3 million dividend distributions, or $0.005 per share for quarter

Overview of Q2 2016 Results

Gold Resource Corporation’s Aguila Project produced 17,706 gold equivalent ounces at a total cash cost of $317 per ounce (after by-product credits).  Realized average metal price sales during the quarter were $1,271 per ounce gold and $17.08 per ounce silver.  The Company recorded net income of $5.6 million, or $0.10 per share.  Adjusted cash flow from mine site operations totaled $15.5 million.  The Company paid $0.3 million to shareholders in dividends, or $0.005 per share during the quarter.  Cash and cash equivalents at quarter end totaled $13.3 million.  Realized gold and silver prices increased 6% and 2%, respectively, compared to the second quarter of 2015.

Production for the first half of 2016 included 16,474 ounces of gold and 1,006,640 ounces of silver.  The Company maintains its 2016 Annual Outlook of 26,000 gold ounces, 1,900,000 silver ounces, 1,100 tonnes of copper, 3,200 tonnes of lead and 12,900 tonnes of zinc.

The following table summarizes certain information about our mining operations for the three and six months ended June 30, 2016 and 2015:

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Milled
Tonnes Milled (1)	104,333	102,522	217,478	194,881
Tonnes Milled per Day (2)	1,228	1,127	1,265	1,077
Grade
Average Gold Grade (g/t)	3.27	2.25	2.68	2.66
Average Silver Grade (g/t)	182	189	156	235
Average Copper Grade (%)	0.40	0.35	0.30	0.38
Average Lead Grade (%)	1.40	1.24	1.20	1.35
Average Zinc Grade (%)	4.40	3.59	3.90	3.65
Recoveries
Average Gold Recovery (%)	92	92	91	91
Average Silver Recovery (%)	94	93	93	93
Average Copper Recovery (%)	77	82	76	79
Average Lead Recovery (%)	71	74	71	75
Average Zinc Recovery (%)	84	82	84	82
Mill production (before payable metal deductions) (3)
Gold (ozs.)	10,011	6,788	16,474	15,135
Silver (ozs.)	572,499	580,326	1,006,640	1,370,625
Copper (tonnes)	320	293	564	586
Lead (tonnes)	1,009	943	1,847	1,956
Zinc (tonnes)	3,813	3,038	7,074	5,800
Payable metal sold
Gold (ozs.)	8,197	7,096	14,413	15,774
Silver (ozs.)	548,537	538,848	927,331	1,266,164
Copper (tonnes)	319	268	539	546
Lead (tonnes)	974	907	1,737	1,827
Zinc (tonnes)	3,424	2,559	6,023	4,763
Average metal prices realized (4)
Gold ($ per oz.)	1,271	1,201	1,240	1,202
Silver ($ per oz.)	17.08	16.70	15.97	16.72
Copper ($ per tonne)	4,740	6,022	4,497	5,773
Lead ($ per tonne)	1,717	1,908	1,757	1,819
Zinc ($ per tonne)	1,940	2,275	1,844	2,152
Precious metal gold equivalent ounces produced (mill production) (3)
Gold Ounces	10,011	6,788	16,474	15,135
Gold Equivalent Ounces from Silver	7,695	8,070	12,971	19,069
Total Precious Metal Gold Equivalent Ounces	17,706	14,858	29,445	34,204
Precious metal gold equivalent ounces sold
Gold Ounces	8,197	7,096	14,413	15,774
Gold Equivalent Ounces from Silver	7,373	7,493	11,949	17,616
Total Precious Metal Gold Equivalent Ounces	15,570	14,589	26,362	33,390
Total cash cost before by-product credits per precious metal gold equivalent ounce sold (5)	$948	$1,162	$1,088	$969
Total cash cost after by-product credits per precious metal gold equivalent ounce sold (5)	$317	$533	$459	$469
Total all-in sustaining cost per precious metal gold equivalent ounce sold (5)	$649	$854	$916	$842
Total all-in cost per precious metal gold equivalent ounce sold (5)	$755	$1,368	$1,035	$1,112

(1)	For the second quarter and first half of 2016, this includes 10,608 and 27,305 tonnes, respectively of low-grade stockpile open pit ore.
(2)	Based on actual days the mill operated during the year.
(3)

Mill production represents metal contained in concentrates produced at the mill, which is before payable metal deductions are levied by the buyer of our concentrates. Payable metal deduction quantities are defined in our contracts with the buyer of our concentrates and represent an estimate of metal contained in the concentrates produced at our mill which the buyer cannot recover through the smelting process. There are inherent limitations and differences in the sampling method and assaying of estimated metal contained in concentrates that are shipped, and those contained metal estimates are derived from sampling methods and assaying throughout the mill production process. The Company monitors these differences to ensure that precious metal mill production quantities are materially correct.

(4)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(5)	For a reconciliation of this non-GAAP measure to total mine cost of sales, which is the most comparable U.S. GAAP measure, please see Non-GAAP Measures

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital.  The Company has 100% interest in six potential high-grade gold and silver properties at its producing Oaxaca, Mexico Mining Unit and exploration properties at its Nevada, USA, Mining Unit.  The Company has 54,266,706 shares outstanding, no warrants, no long term debt and has returned $108 million back to shareholders since commercial production commenced July 1, 2010.  Gold Resource Corporation offers shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three and six months ended June 30, 2016 and 2015, its financial condition at June 30, 2016 and December 31, 2015 and its cash flows for the six months ended June 30, 2016 and 2015. The summary data for the six months ended June 30, 2016 is unaudited; the summary data for the year ended December 31, 2015 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2015, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent per ounce, total all-in sustaining cost per precious metal gold equivalent per ounce and total all-in cost per precious metal gold equivalent per ounce contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-Q and Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,264	$12,822
Gold and silver rounds/bullion	3,785	2,988
Accounts receivable	2,045	321
Inventories	10,055	8,753
IVA taxes receivable	780	1,332
Income tax receivable	2,074	3,794
Prepaid expenses and other current assets	2,334	2,608
Total current assets	34,337	32,618
Property, plant and mine development, net	52,523	51,637
Deferred tax assets	19,433	21,064
Investments in equity securities	231	231
Other non-current assets	902	985
Total assets	$107,426	$106,535
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,730	$11,600
Accrued expenses and other current liabilities	2,086	2,140
Capital lease obligations	-	842
Mining royalty taxes payable	771	230
Dividends payable	90	90
Total current liabilities	9,677	14,902
Reclamation and remediation liabilities	2,583	2,815
Total liabilities	12,260	17,717
Shareholders' equity:
Preferred stock - $0.001 par value, 5,000,000 shares authorized:
no shares issued and outstanding	-	-
Common stock - $0.001 par value, 100,000,000 shares authorized:
54,603,104 and 54,266,706 shares issued and outstanding at June 30, 2016 and December 31, 2015	55	55
Additional paid-in capital	96,980	96,766
Accumulated retained earnings / (deficit)	5,186	(948)
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	95,166	88,818
Total liabilities and shareholders' equity	$107,426	$106,535

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Sales, net	$26,198	$23,273	$43,601	$51,645
Mine cost of sales:
Production costs	10,707	14,117	21,803	27,051
Depreciation and amortization	3,054	2,224	5,860	3,616
Reclamation and remediation	44	7	91	30
Total mine cost of sales	13,805	16,348	27,754	30,697
Mine gross profit	12,393	6,925	15,847	20,948
Costs and expenses:
General and administrative expenses	1,670	2,388	3,848	5,119
Exploration expenses	642	2,894	1,146	4,606
Total costs and expenses	2,312	5,282	4,994	9,725
Operating income	10,081	1,643	10,853	11,223
Other income (expense), net	538	(543)	1,244	(1,047)
Income before income taxes	10,619	1,100	12,097	10,176
Provision for income taxes	5,011	288	5,692	4,311
Net income	$5,608	$812	$6,405	$5,865
Net income per common share:
Basic and diluted	$0.10	$0.01	$0.12	$0.11
Weighted average shares outstanding:
Basic	54,266,706	54,179,369	54,266,706	54,179,369
Diluted	54,670,594	54,179,369	54,372,705	54,179,369

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

(Unaudited)

	Six months ended June 30,
	2016	2015

Cash flows from operating activities:
Net income	$6,405	$5,865
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	1,623	1,602
Depreciation, depletion and amortization	6,029	3,748
Stock-based compensation	486	1,913
Other operating adjustments	(815)	977
Changes in operating assets and liabilities:
Accounts receivable	(1,724)	728
Inventories	(1,302)	(1,195)
Prepaid expenses and other current assets	122	424
Accounts payable and other accrued liabilities	(1,571)	703
Mining and income taxes payable/receivable	2,256	(5,263)
Other noncurrent assets	41	(37)
Net cash provided by operating activities	11,550	9,465
Cash flows from investing activities:
Capital expenditures	(10,276)	(11,943)
Proceeds from the sale of equity investments	324	-
Other investing activities	3	28
Net cash used in investing activities	(9,949)	(11,915)
Cash flows from financing activities:
Dividends paid	(543)	(3,251)
Repayment of capital leases	(606)	(745)
Net cash used in financing activities	(1,149)	(3,996)
Effect of exchange rate changes on cash and cash equivalents	(10)	(72)
Net increase (decrease) in cash and cash equivalents	442	(6,518)
Cash and cash equivalents at beginning of period	12,822	27,541
Cash and cash equivalents at end of period	$13,264	$21,023
Supplemental Cash Flow Information
Interest expense paid	$13	$48
Income and mining taxes paid	$256	$7,321